CONSULTING AGREEMENT

         THIS AGREEMENT, made, entered into, and effective this [ ] day of April, 2003 (the "Effective Date"), by and between S.O.S. Resource Services, Inc., a corporation with its principal place of business at 59 Terrapin Street, Mastic, New York 11950 (hereinafter referred to as "Consultant"), and Championlyte Products, Inc, a ___________ corporation with its principal place of business 2999 NE 191st Street, Penthouse #2 North Miami Beach, FL 33180 (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

         WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that he shall not be required to devote his full time to the business of the Corporation and shall be free to pursue other personal and business interests; and

         WHEREAS, the Company is desirous of retaining the Consult for the purpose of corporate planning and contract negotiation.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficienty of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

         1. CONSULTING AGREEMENT

            1.1 Contract for Services. The Corporation hereby contracts for the services of Consultant and Consultant agrees to perform such dutis and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the Corporation's business throughout the United States and world wide ("Consulting Arrangement"). Consultant shall use his best efforts to keep the Corporation informed of all corporate business opportunities which shall come to his attention and appear beneficial to the Corporation's business so that the Corporation can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

            1.2 Services rendered by Consultant. Said consulting services shall include, but not be limited to:

                 (a) Corporate Flanning.

                           (i) Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention protential or actual opportunities, which meet those objectives or logical extensions thereof.

                           (ii)     Alert  Corporation  to new or emerging  high
                                    potential    forms   of    production    and
                                    distribution, which could either be


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                                    acquired or developed internally.

                           (iii) Comment on the Corporations' corporate development including such factors as position in a competitive environment, financial performance and comptetition, strategies, operational viability, etc.

                           (iv) Identify prospective suitable contracts for the sale of Company products, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desireability of pursuing such prospects, and assist the Corporation in any negotiation - which may cause therefrom.

            (b) Business Strategies.

                           (i) Evaluate business strategies and recommend changes when appropriate.

                           (ii)     Critically    evaluate   the   Corporation's
                                    performance   in  view   of  its   corporate
                                    planning and business objectives.

            1.3 Prohibited Services. The Services to be rendered by the Consultant to the Corporation shall under not circumstances include, directly or indirectly, the following: (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934, (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction; or (iii) Any market making or promotional activities regarding or involving the Company's common stock.

         2. RELATIONSHIP BETWEEN PARTIES. During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor. He shall be free to devote his time, evergy and skill to any such person, firm or company as he deems advisable except to the extent he is obligation to devote his time, energy and skill to the Corporation pursuant to the terms of this Agreement. Consultant shall not be considered as havinig an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation. The corporation shall not withhold any taxes in connection with compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

         3. COMPENSATION FOR THE CONSULTING ARRANGEMENT. As ufll consideration for the consulting services to be provided by Consultant during the term of this Agreement, the Company shall immediately issue to Consultant 1,000,000 shares of the

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Company's  free-trading common stock or resticted stock with piggybank or demand registration rights.

         4. TERM OF CONSULTING ARRANGEMENT. The Consulting Arrangement shall begin efficective as of the Effecitve Date of this Agreement and shall continue for a period of twelve (12) months, until April [ ], 2004 (the "Consulting Period").

         5. CONFIDENTIALITY COVENANTS.

            5.1 Acknowledgments by the Consultant. The Consultant acknowledges that (a) during the Consulting Period and as a part of his Consulting Arrangement, the Consultant will be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Corporation and its business; (o) because the Consultant possesses substantial technical expertise and skill with respect to the Corporation's business, the Corporation desires to obtain exclusive ownership of each Consultant Invention (as defined below), and the Corporation will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Consultant Invention; (d) the provisions of this
Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Corporation with exclusive ownership of all Consultant Inventions.

            5.2  Agreements  of  the  Consultant.   In   consideration   of  the
compensation and benefits to be paid or provided to the Consultant by the Corporation under this Agreement, the Consultant covenants as follows:

            (a) Confidentiality.

            (i) During the following the Consulting Period, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Corporation or except as otherwise epxpressly permitted by the terms of this Agreement.

            (ii) Any trade secrets of the Corporation will be entitled to all of the protections and benefits under New Jersey Statutes and common law and any other applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The
Consultant hereby waives any requirement that the Corporation submit proof of the economic value of any trade secret or post a bond or other security.

            (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a resulf of a disclosure by the Consultant.

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            (iv) The conslutant will not remove from the Corporation's  premises
(except to the exten such removeal is for purposes of the performance of the Consultant's duties at home or while traveling, or except as otherwise sepcifically authorized by the Corporation) any document, record, notebook, plan, model, componenet, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognized that, as between the Corporation and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Corporation. Upon terminatin of this Agreement by either party, or upon the request of the Corporation during the Consulting Period, the Consultant will return to the Corporation all of the Propietary Items in the consultant's possession or subject to the Consultant's contol, and teh consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

            (b) Consultant Inventions. Each Consultant Invention will belong exclusively to the Corporation. The Consultant acknowledges that all of the Consultant's writing, works of authoriship, and other Consultant Inventions are works made for hire and the property of the Corporation, including any copyrights, patents, or other intellectual property rights pertaining thereto. If is is determined that any such works are not works made for hire, the Consultant hereby assigns to the Corporation all of the Consultant's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Consultant Inventions. The Consultant covenants that the will promptly:

            (i) disclose to the Corporation in writing any Consultant Invention:

            (ii) assign to the Corporation or to a party designated by the Corporation is the Corporation's request and without additional compensation, all of the Consultant's right to the Consultant Invention for the United States and all foreign jurisdiction;

            (iii) execute and deliver to the Corporation such applications, assignments, and other documents as the Corporation may request in order to apply for and obtain patents or other registrations with respect to any Consultant Invention in the United States and any foreign jurisdicions;

            (iv) sign all other papers necessary to carry out the above obligations; and

            (v) give testimony and render any other assistance in support of the Corporation's rights to any Consultant Invention.

            5.3 Disputes or Controversies. The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submetted for adjudication to an court arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Corporation

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the Consultant,  and their respective  attorneys and experts, who will agree, in advance and in writing, to recieve and maintain all such information in secrecy, except as may be limited by them in writing.

            5.4 Definitions.

            (a) For the purposes of this Section 5, "Confidential Information" shall mean any and all:

            (i)  trade  secrets  concerning  the  business  and  affairs  of the
Corporation, product specifications, data know-how, formulae, compositions, processes, designes, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes improvements, devices, know-how, inventions, discoveries, concepts, ideas, designes, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes;

            (ii) information concerning the business and affairs of the Corporation (which includes historical financial statements, financial projections and budgets, historical and projected saels, capital spending budgets and plans, the names and backgroundes of key personnel, personnel training and techniques and materials, however documented; and

            (iii) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Corporation containing or based, in whole or in part, on any information included in the foregoing.

            (b) For the purposes of this Section 5. "Consultant Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authoriship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Consultant, either solely or in conjunction with others, during the Consulting Period, or a period that includes a portion of the Consulting Period, that relates in any way to or is useful in any manner in, the business then being conducted or proposed to be conducted by the Corporation, and any such item created by the Consultant, either solely or in conjunction with others, following termination of the Consultant's Consulting Arrangement with the Corporation, that is based upon or uses Confidential Information.

            6. NON-COMPETITION AND NON INTERFERENCE

            6.1 Acknowledgements by the Consultant. The Consultant acknowledges that: (a) the

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services to be performed by him under this  Agreement are of a special,  unique, unusual, extraordinary, and intellectual character; (b) the Corporation's business is national in scope and its products are marketed throughout the United States and worldwide; (c) the Corporation competes with other business that are or could be located in any part of the United States and worldwide; (d) teh provisions of this Section 6 are reasonable and necessary to protect the Corporation's business.

            6.2 Covenants of the Consultant. In consideration of the acknowledgments by the Consultant, and in consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation, the Consultant covenants that he MAY, directly or indirectly:

            (a) during the Consulting Period, except in the course of his Consulting Arrangement hereunder, and during the Post-Consulting Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lead the Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Corporation anywhere within the United States; provided, however, that the Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities or any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

            (b) whether for the Consultant's own account or for the account of any other person, at any time during the Consulting Period and the Post Consulting Period, solicit business of the same or similar type being carried on by the Corporation, from any person known by the Consultant to be a customer of the Corporation, whether or not the Consultant had personal contact with such person during and by reason of the Consultant's Consulting Arrangement with the Corporation;

            (c) whether for the Consultant's own account or the account of any other person (i) at any time during the Consulting Period and the Post-Consulting Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Corporation at any time during the Consulting Period or in any manner induce or attempt to induce any employee of the Corporation to terminate his Consulting Arrangement with the Corporation; or (ii) at any time during the Consulting Period and for three years thereafter, interfere with the Corporations' relationship with any person, including any person who at any time during the Consulting Period was an employee, contractor, supplier, or customer of the Corporation; or

            (d) at any time during or after the Consulting Period, disparage the Corporation any of its shareholders, directors, officers, employees, or agents.

            For purposes of this Section 62, the term "Post-Consulting Period" means the one year period

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beginning on the date of terminatin of the Consultant's  Consulting  Arrangement with the Corporation.

         If any covenant in this Section 6.2 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable agains the Consultant. The period of time applicable to any covenant in this Section 6.2 will be extended by the duration of any violation by the Consultant of such covenant.

            7. NOTICES. All notices, consents, waivers, and other communicaions under this Agreement must be in writing and will be deemed to have been duly given when (a) deliered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requrested), in each case to the appropriate addresses and facsimile numbers set forth below (ro a such other addresses and facsimile nunbers as a party may designation by notice to the other parties):

        If to the Corporation:          Champion Lyte Products, Inc.
                                        2999 NE 191st Street
                                        Penthouse 2
                                        North Miami Beach FL  33164
                                        Attention:               , President
                                        Facsimile No.: (305) 932-3697

        With a copy to:




                                        Facsimile No:

        If to the Consultant:           S.O.S. Resource Services, Inc.
                                        403 East Main Street
                                        Port Jefferson, New York 11777
                                        Attention: S. Russo
                                        Facsimile No.: (631)473-3695

            8. BINDING EFFECT: This Agreement shall extend to, shall issue to the benefit of and shall be binding upon all the parties hereto and upon all of their respective a heirs, successors and representative.

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         9.  ENTIRE   AGREEMENT.   This   Agreement,   including  the  agreement
incorporated by reference, contains the entire Agreement among the parties hereto within respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

         10. INDEMNIFICATION. Consultant hereby agrees to hold harmless and indemnify Corporation from and against any and all loss, damage, expense, and cost (including reasonable attorney's fees incurred in connection with the saem) incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

         11. SPECIFIC PERFORMANCE. The Consultant acknowledges that his obligations hererunder are unique, and that it would be extremely impracticable to measure the resulting damages if he should default in his obligations under this Agreement. Accordingly, in the event of a failure by Consultant to perform his obligations hereunder, which failure constitutes breach hereof by him, the Corporation may, in addition to any other available rights or remedies sue in equity for specific performance and, in connection with any such suit, the Consultant expressly waives the defense therein that the Corporation has an adequate remedy at law.

         12. SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provisions or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not conatined herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

         13. SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

         14. CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of New York, and the parties agree, notwithstanding the principles of conflicts of law, that the interanl laws of the State of New York shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. Venue for any action under this Agreement shall rest in Suffolk County, New York.

         IN WITNESS WHEREOF, Consultant has hereunto put his hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

        CONSULTANT:                             CORPORATION:

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S.O.S. Resource Services, Inc.                  Champion Lyte Products Inc.

By: /s/ Sal Russo                               By:/s/ David Goldberg
   ----------------------------                    -------------------------
S. Russo, President







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